                                                                    Exhibit 99.4

                      Statement of Chief Financial Officer
         Pursuant to Section 1350 of Title 18 of the United States Code

         Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Richard E. Staedtler, the Vice President and Chief Financial Officer of Castle Energy Corporation, hereby certifies that:

I. The Company's Form 10-Q Quarterly Report for the period March 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

II. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:   May 13, 2003                                   RICHARD E. STAEDTLER
      ------------------------------                    ------------------------
                                                        Richard E. Staedtler
                                                        Chief Financial Officer


         A signed original of this written statement required by Section 906 has been provided to Castle Energy Corporation and will be retained by Castle Energy Corporation and furnished to the Securities and Exchange Commission or its staff upon request.